UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 3, 2007

National Presto Industries, Inc.

(Exact name of registrant as specified in this chapter)

Wisconsin	811-21874	39-0494170
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3925 North Hastings Way Eau Claire, Wisconsin	54703-3703
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code: 715-839-2121

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

The registrant announced today that Melvin S. Cohen was elected to the registrant's board of directors as of July 30, 2007. Mr. Cohen will not serve as a member of any committees of the registrant's board of directors. Mr. Cohen was elected to fill the unexpired term of the seat vacated by Randy F. Lieble, whose previously-announced resignation from the board took effect on the date of his successor’s election.

Mr. Cohen, 89, was a member of the registrant's board of directors from 1949 until 2005, and was the registrant's chairman from 1975 until 2001. A news release describing Mr. Cohen's election is attached as Exhibit 99.1.

Item 8.01  Other Events

The Registrant also announced today that on July 27, 2007, AMTEC Corporation, its wholly owned defense subsidiary, received a $61.5 million supplemental award from the Department of the Army, for the third year of the Army’s five- year, 40mm Systems program. Deliveries under this supplement are scheduled primarily in 2007 and the first quarter of 2008. This most recent award by the Army brings the total cumulative amount awarded under the AMTEC Systems contract to $331.3 million.

AMTEC, located in Janesville, Wisconsin, is a niche manufacturer for medium caliber ammunition programs, including specialized items such as fuzes, firing devices, initiators, load, assemble, pack (LAP) services, and cartridge cases. National Presto acquired AMTEC in 2001 and since that time has made other acquisitions in the defense industry. The Defense Division has exhibited steady growth as a result of Presto’s corporate strategy to expand its presence in the defense industry. A news release describing the supplemental award is attached as Exhibit 99.1.

Forward looking statements in this Form 8-K are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. There are certain important factors that could cause results to differ materially from those anticipated by some of the statements made herein. Investors are cautioned that all forward looking statements involve risks and uncertainty. In addition to the factors discussed above, among the other factors that could cause actual results to differ materially are the following: government defense spending and defense requirements; termination for the convenience of the government; interest rates; continuity of relationships with and purchases by the United States Government and other major customers; unexpected problems or events experienced by subcontractors, team members, or their respective suppliers or subcontractors; product mix; competitive pressure on pricing; and increases in material, freight/shipping, labor or other production costs that cannot be recouped through pricing and such other factors as may be described from time to time in the Registrant's SEC filings.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

National Presto Industries, Inc.

(Registrant)

/s/ Maryjo Cohen
(Signature) Maryjo Cohen, President and Chief Executive Officer

Date:  August 3, 2007